UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): February 16, 2018
_____________________
LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)
 _____________________

Delaware	0-30141	13-3861628
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Tenth Avenue
New York, New York 10018
(Address of Principal Executive Offices, With Zip Code)

(212) 609-4200 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)
 _____________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Item 2.02.     Results of Operations and Financial Condition.

A copy of the press release issued by LivePerson, Inc. (the “Registrant”) on February 20, 2018, announcing its results of operations and financial condition for the quarter and year ended December 31, 2017, is included herewith as Exhibit 99.1 and is incorporated herein by reference. The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 5.02.     Regulation FD Disclosure.

Appointment of New Chief Financial Officer

On February 20, 2018, the Registrant announced that it is appointing Christopher Greiner to serve as the Registrant’s Chief Financial Officer, effective March 19, 2018. Mr. Greiner, age 42, previously served as Chief Financial Officer and Operating Officer of Inovalon Holdings, Inc., a leading technology company providing cloud-based data analytics, intervention and reporting platforms and related support services to companies in the healthcare industry, from November 2016 to February 2018. Prior to this combined role, Mr. Greiner served as Inovalon's Chief Product and Operations Officer, a position he held from May 2013 to November 2016. Prior to joining Inovalon in May 2013, Mr. Greiner served as a Vice President at Computer Sciences Corporation, from November 2012 to April 2013, where he was responsible for financial management of the company's commercial portfolio. From April 1999 to November 2012, Mr. Greiner served as the combined Chief Operating Officer and Chief Financial Officer of IBM's Business Analytics division. Prior to this position, Mr. Greiner was responsible for IBM's global services business based in Shanghai, China, and Tokyo, Japan. Additionally, Mr. Greiner fulfilled multiple roles in finance and operations both within IBM's U.S. business and overseas operations in Australia, India, China, Hong Kong, Taiwan, and Singapore. Mr. Greiner received a Bachelor of Business Administration in Finance and Economics from Baylor University.

There are no other arrangements or understandings between Mr. Greiner and any other person pursuant to which he was appointed as an officer of the Registrant. In addition, there are no family relationships between Mr. Greiner and any of our other officers or directors. Further, there are no transactions since the beginning of the Registrant’s last fiscal year, or any currently proposed transaction, in which the Registrant is a participant, the amount involved exceeds $120,000, and in which Mr. Greiner had, or will have, a direct or indirect material interest.

Appointment of New Global Chief Technology Officer

On February 20, 2018, the Registrant announced that it is appointing Alexander Spinelli to serve as the Registrant’s Global Chief Technology Officer, effective March 1, 2018. Mr. Spinelli, age 45, previously served as Global Head of Alexa Operating System at Amazon.com, a leading global retailer, from February 2016 to February 2018. Prior to this position, Mr. Spinelli was Director of Product and Technology for Amazon Search and held other leading technology roles at McCann WorldGroup, Thomson Reuters and AXA. Mr. Spinelli received a MBA from Duke University. Mr. Spinelli will spearhead the continued globalization of the company’s technology operations and oversee all current technology centers and their leaders in Israel, Mannheim Germany, NYC, Atlanta and Mountain View, California.

There are no other arrangements or understandings between Mr. Spinelli and any other person pursuant to which he was appointed as an officer of the Registrant. In addition, there are no family relationships between Mr. Spinelli and any of our other officers or directors. Further, there are no transactions since the beginning of the Registrant’s last fiscal year, or any currently proposed transaction, in which the Registrant is a participant, the amount involved exceeds $120,000, and in which Mr. Spinelli had, or will have, a direct or indirect material interest.

Extension of Transition Period

On February 16, 2018, the Separation Agreement with Mr. Daniel Murphy, as previously disclosed, was amended to modify the ending date of Mr. Murphy’s Transition Period (as defined in the Separation Agreement), so that the Transition Period will continue until February 22, or such later date as the Company and Mr. Murphy mutually agree, or until the occurrence of certain involuntary termination events in accordance with the original Separation Agreement.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

99.1	Press release issued February 20, 2018 relating to the results of operations and financial condition for the quarter and year ended December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: February 20, 2018	By:	/s/ DANIEL R. MURPHY
Daniel R. Murphy
Chief Financial Officer

EXHIBIT INDEX

99.1	Press release issued February 20, 2018 relating to the results of operations and financial condition for the quarter and year ended December 31, 2017.